AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1999

                                                      Registration No. 333-85985
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Amendment No. 1
                                       to
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         PROVIDENT FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Ohio                            6022                         31-0982792
-----------------              -----------------                ----------------
(State or other                (Primary Standard                (I.R.S. Employer
 jurisdiction of                Industrial                       Identification
 of incorporation               Classification                   Number)
 or organization)               Code Number)


                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2000
--------------------------------------------------------------------------------
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)


                               Mark E. Magee, Esq.
                  Vice President, Secretary and General Counsel
                         Provident Financial Group, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2000
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

        Mark A. Weiss, Esq.                         Clifford A. Roe, Jr., Esq.
Keating, Muething & Klekamp, P.L.L.                   Dinsmore & Shohl, LLP
       1400 Provident Tower                            255 East Fifth Street
      One East Fourth Street                          Cincinnati, Ohio 45202
      Cincinnati, Ohio 45202                             (513) 977-8227
        (513) 579-6411


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Acquisition described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Amendment No. 1 to Registration Statement is being filed solely to file Exhibit 99.2.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnification may be authorized by a majority vote of a quorum of disinterested directors or upon the written opinion of independent counsel or by the stockholders or by court order. The Registrant's Code of Regulations extends such indemnification.

Item 21.  Exhibits and Financial Statement Schedules.

 Exhibit Number                  Description of Document
---------------  ---------------------------------------------------------------
     *2          Agreement  and  Plan of  Acquisition  by and  among   Provident
                 Financial Group, Inc., The Provident Bank, OHSL Financial Corp.
                 and Oak Hills Savings and Loan Company, F.A.  (incorporated  by reference to Annex A to the Proxy Statement/Prospectus)
     *5          Opinion of Keating, Muething & Klekamp, P.L.L.
     *8          Opinion of  Keating,  Muething &  Klekamp, P.L.L. regarding tax matters
    *10          Stock Option Agreement (incorporated by reference to Annex B to the Proxy Statement/Prospectus)
   *23.1         Consent of  Crowe, Chizek and Company LLP, Independent Auditors
   *23.2         Consent of Ernst & Young LLP
   *23.3         Consent  of  Keating,  Muething & Klekamp, P.L.L. (Contained in
                 Exhibit 5)
   *24           Powers of Attorney (contained on the signature page)
   *99.1         Form of Proxy
    99.2         Form of Opinion of McDonald Investments Inc.
-----------------------------
*Previously filed.

Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement for the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" taking the effective registration statement.

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold in the termination of the offering.

     4. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     5. To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     6. That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     7. Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     8. That every prospectus (i) that is filed pursuant to paragraph 7 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, other than indemnification pursuant to court order and not including any coverage under, or agreement to pay premiums for, any policy of insurance, is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 2, 1999.

                                         PROVIDENT FINANCIAL GROUP, INC.



                                         By:    /s/Robert L. Hoverson
                                             -----------------------------------
                                               Robert L. Hoverson, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                             Title                   Date
       ---------                             -----                   ----

/s/Robert L. Hoverson              President and Director      September 2, 1999
------------------------------     (Principal Executive
Robert L. Hoverson                 Officer)


*
------------------------------     Director                   September __, 1999
Jack M. Cook


*
------------------------------     Director                   September __, 1999
Thomas D. Grote, Jr.


*
------------------------------     Director                   September __, 1999
Philip R. Myers


*
------------------------------     Director                   September __, 1999
Joseph A. Pedoto


*
------------------------------     Director                   September __, 1999
Sidney A. Peerless



------------------------------     Director                   September __, 1999
Joseph A. Steger



/s/Christopher J. Carey            Executive Vice President    September 2, 1999
------------------------------     and Chief Financial
Christopher J. Carey               Officer (Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer)


/s/Christopher J. Carey
------------------------------     Attorney-in-Fact            September 2, 1999
*By:  Christopher J. Carey